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                       [LETTERHEAD OF LATHAM & WATKINS]

                               December 4, 1996



Sunrise Medical Inc.
2382 Faraday Avenue
Suite 200
Carlsbad, California 92008

          Re:  Registration Statement on Form S-4 of
               Common Stock, par value $1.00 per share
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Ladies and Gentlemen:

          In connection with the registration of that certain number of shares of common stock of Sunrise Medical Inc. (the "Company"), par value $1.00 per share, having a value of $6,899,320 based on the Nominal Share Price (as defined in the Merger Agreement by and between the Company, Jay Medical, Ltd. and Kid-Kart, Inc., dated September 24, 1996 (the "Merger Agreement") (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-14493) filed with the Securities and Exchange Commission (the "Commission") on October 21, 1996, as amended (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.
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Sunrise Medical Inc.
December 4, 1996
Page 2


          We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws or as to any matters of municipal law or the laws of any other local agencies within any state.

          Subject to the foregoing and in reliance thereon, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Merger Agreement will be validly issued, fully paid and nonassessable securities of the Company.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                    Very truly yours,

                                    /s/ LATHAM & WATKINS